                                                                     EXHIBIT 3.1


                                                                [EXECUTION COPY]

                              AMENDED AND RESTATED

                                     BY-LAWS

                                       OF

                                PLANTRONICS, INC.

                                TABLE OF CONTENTS

                                                                                               PAGE
ARTICLE I - OFFICES............................................................................  1

        Section 1.    Registered Office........................................................  1
        Section 2.    Other Offices............................................................  1

ARTICLE II - MEETINGS OF STOCKHOLDERS..........................................................  1

        Section 1.    Place and Time of Meetings...............................................  1
        Section 2.    Special Meetings.........................................................  1
        Section 3.    Place of Meetings........................................................  2
        Section 4.    Notice...................................................................  2
        Section 5.    Stockholders List........................................................  2
        Section 6.    Quorum...................................................................  3
        Section 7.    Adjourned Meetings.......................................................  3
        Section 8.    Vote Required............................................................  3
        Section 9.    Voting Rights............................................................  3
        Section 10.   Proxies..................................................................  4
        Section 11.   Prohibitions on Action by Written Consent................................  4

ARTICLE III - DIRECTORS........................................................................  4

        Section 1.    General Powers...........................................................  4
        Section 2.    Number, Election and Term of Office......................................  4
        Section 3.    Removal and Resignation..................................................  4
        Section 4.    Vacancies................................................................  5
        Section 5.    Annual Meetings..........................................................  5
        Section 6.    Other Meetings and Notice................................................  5
        Section 7.    Quorum, Required Vote and Adjournment....................................  6
        Section 8.    Committees...............................................................  7
        Section 9.    Committee Rules..........................................................  8
        Section 10.   Communications Equipment.................................................  8
        Section 11.   Waiver of Notice and Presumption of Assent...............................  8
        Section 12.   Action by Written Consent................................................  9

ARTICLE IV - OFFICERS..........................................................................  9

        Section 1.    Number...................................................................  9
        Section 2.    Election and Term of Office..............................................  9
        Section 3.    Removal..................................................................  9
        Section 4.    Vacancies................................................................  9
        Section 5.    Compensation............................................................  10
        Section 6.    The President...........................................................  10
        Section 7.    Vice-Presidents.........................................................  10

                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                                               PAGE
        Section 8.    The Secretary and Assistant Secretaries.................................  10
        Section 9.    The Treasurer and Assistant Treasurer.................................... 11
        Section 10.   Other Officers, Assistant Officers and
                           Agents.............................................................. 11
        Section 11.   Absence or Disability of Officers........................................ 11

ARTICLE V - INDEMNIFICATION OF OFFICERS, DIRECTORS AND OTHERS.................................. 12

        Section 1.    Nature of Indemnity...................................................... 12
        Section 2.    Procedure for Indemnification of Directors
                           and Officers........................................................ 12
        Section 3.    Article Not Exclusive.................................................... 13
        Section 4.    Insurance................................................................ 13
        Section 5.    Expenses................................................................. 14
        Section 6.    Employees and Agents..................................................... 14
        Section 7.    Contract Rights.......................................................... 14
        Section 8.    Merger or Consolidation.................................................. 14

ARTICLE VI - CERTIFICATES OF STOCK............................................................. 15

        Section 1.    Form..................................................................... 15
        Section 2.    Lost Certificate......................................................... 16
        Section 3.    Fixing a Record Date for Stockholder
                           Meetings............................................................ 16
        Section 4.    Fixing a Record Date for Other Purposes.................................. 16
        Section 5.    Registered Stockholders.................................................. 17
        Section 6.    Subscriptions for Stock.................................................. 17

ARTICLE VII - GENERAL PROVISIONS............................................................... 17

        Section 1.    Dividends................................................................ 17
        Section 2.    Checks, Drafts or Orders................................................. 17
        Section 3.    Contracts................................................................ 18
        Section 4.    Loans.................................................................... 18
        Section 5.    Fiscal Year.............................................................. 18
        Section 6.    Voting Securities Owned By Corporation................................... 18
        Section 7.    Inspection of Books and Records.......................................... 18
        Section 8.    Section Headings......................................................... 19
        Section 9.    Inconsistent Provisions.................................................. 19

ARTICLE VIII - AMENDMENTS...................................................................... 19

                              AMENDED AND RESTATED

                                     BY-LAWS

                                       OF

                                PLANTRONICS, INC.

                             A DELAWARE CORPORATION


                                    ARTICLE I

                                     OFFICES

        Section 1. Registered Office. The registered office of the corporation in the State of Delaware shall be located at 1209 Orange Street, Wilmington, Delaware 19801, County of New Castle. The name of the corporation's registered agent at such address shall be The Corporation Trust Company. The registered office and/or registered agent of the corporation may be changed from time to time by action of the board of directors.

        Section 2. Other Offices. The corporation may also have offices at such other places, both within and without the State of Delaware, as the board of directors may from time to time determine or the business of the corporation may require.

                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS

        Section 1. Place and Time of Meetings. An annual meeting of the stockholders shall be held each year within one hundred twenty (120) days after the close of the immediately preceding fiscal year of the corporation for the purpose of electing directors and conducting such other proper business as may come before the meeting. The date, time and place of the annual meeting shall be determined by the president of the corporation; provided, that if the president does not act, the board of directors shall determine the date, time and place of such meeting.

        Section 2. Special Meetings. Special meetings of stockholders may be called for any purpose and may be held at such time and place, within or without the State of Delaware, as shall be stated in a notice of meeting or in a duly executed waiver of notice thereof. Such meetings may be called at any time by the board of directors, the chairman of the board of directors, the president or the holders of twenty percent (20%) or more of the outstanding Common Stock of the corporation. No business may be conducted at a special meeting other than the business brought before the meeting by the Board of Directors, the chairman of the board of directors, the president or the holders of twenty percent (20%) or more of the outstanding Common Stock of the corporation, as the case may be.

        Section 3. Place of Meetings. The board of directors may designate any place, either within or without the State of Delaware, as the place of meeting for any annual meeting or for any special meeting called by the board of directors. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the principal executive office of the corporation.

        Section 4. Notice. Whenever stockholders are required or permitted to take action at a meeting, written or printed notice stating the place, date, time, and, in the case of special meetings, the purpose or purposes, of such meeting, shall be given to each stockholder entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days before the date of the meeting. All such notices shall be delivered, either personally or by mail, by or at the direction of the board of directors, the president or the secretary, and if mailed, such notice shall be deemed to be delivered when deposited in the United States mail, postage pre-paid, addressed to the stockholder at his, her or its address as the same appears on the records of the corporation.

        Section 5. Stockholders List. The officer having charge of the stock ledger of the corporation shall make, at least 10 days before every meeting of the stockholders, a complete list of the stockholders entitled to vote at such meeting arranged in alphabetical order, showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting or, if not so specified in the notice of the meeting or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

        Section 6. Quorum. The holders of the outstanding shares of capital stock representing a majority of the voting power of the corporation, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders, except as otherwise provided by law or by the certificate of incorporation. If a quorum is not present, the holders of the shares representing a majority of the voting power present in person or represented by proxy at the meeting, and entitled to vote at the meeting, may adjourn the meeting to another time and/or place. When a specified item of business requires a vote by a class or series (if the corporation shall then have outstanding shares of more than one class or series) voting as a class, the holders of a majority of the shares of such class or series shall constitute a quorum (as to such class or series) for the transaction of such item of business. When a quorum is once present to commence a meeting of stockholders, it is not broken by the subsequent withdrawal of any stockholder or their proxies.

        Section 7. Adjourned Meetings. When a meeting is adjourned to another time and place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record day is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting.

        Section 8. Vote Required. When a quorum is present, the affirmative vote of the holders of the shares representing a majority of the voting power present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders, unless the question is one upon which by express provisions of an applicable law or of the certificate of incorporation a different vote is required, in which case such express provision shall govern and control the decision of such question. Where a separate vote by class may be required, the affirmative vote of the majority of shares of such class present in person or represented by proxy at the meeting shall be the act of such class.

        Section 9. Voting Rights. Except as otherwise provided by the General Corporation Law of the State of Delaware or by the certificate of incorporation of the corporation or any amendments thereto and subject to Section 3 of Article VI hereof, every stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of Common Stock held by such stockholder.

        Section 10. Proxies. Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for him or her by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period.

        Section 11. Prohibitions on Action by Written Consent. Unless otherwise provided in the certificate of incorporation, no action may be taken by the stockholders of the corporation pursuant to a written consent in lieu of an annual or special meeting of the stockholders of the corporation.

                                   ARTICLE III

                                    DIRECTORS

        Section 1. General Powers. The business and affairs of the corporation shall be managed by or under the direction of the board of directors.

        Section 2. Number, Election and Term of Office. The authorized number of directors constituting the board of directors shall be seven (7). This number may be changed by an amendment to these by-laws adopted by (a) the vote of 66-2/3% of the outstanding Common Stock of the corporation or (b) by a resolution of the board of directors adopted by the affirmative vote of at least 66-2/3% of such authorized number of directors. No reduction of the authorized number of directors shall have the effect of removing any director before that director's term expires. The directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote in the election of directors. The directors shall be elected in this manner at the annual meeting of the stockholders, except as provided in
Section 4 of this Article III. Each director elected shall hold office until a successor is duly elected and qualified or until his or her earlier death, resignation or removal as hereinafter provided.

        Section 3. Removal and Resignation. Any director or the entire board of directors may be removed at any time, with or without cause, by the holders of the shares representing a majority of the voting power of the corporation then entitled to vote at an election of directors. Whenever the holders of any class or series are entitled to elect one or more directors by the provisions of the corporation's certificate of incorporation, the provisions of this section shall apply, in respect to the removal without cause of a director or directors so elected, to the vote of the holders of the outstanding shares of that class or series and not to the vote of the outstanding shares as whole. Any director may resign at any time upon written notice to the corporation.

        Section 4. Vacancies.

               (a) Vacancies in the unexpired term of any directorship shall be filled as follows:

                          (i) If such vacancy has resulted from the death,
resignation or removal of a director that was designated by Citicorp Venture Capital, Ltd. ("CVC") to serve on the Board of Directors pursuant to the terms of that certain Board Designation Agreement between the Company and CVC (a "CVC Designee"), such vacancy shall be filled by a majority of the remaining CVC Designees then in office, though such directors may constitute less than a quorum; or

                          (ii) If such vacancy has resulted from the death,
resignation or removal of a director that is not a CVC Designee, such vacancy shall be filled by a majority of those remaining directors then in office that are neither (x) a CVC Designee or (y) the Chief Executive Officer of the corporation, though such directors may constitute less than a quorum; provided, however, that if the Chief Executive Officer of the corporation is the sole remaining director that is not a CVC Designee, the Chief Executive Officer shall fill any such vacancy.

               (b) Newly created directorships resulting from any increase in the authorized number of directors shall be filled by a majority of the directors then in office.

               (c) Each director so chosen shall hold office until a successor is duly elected and qualified or until his or her earlier death, resignation or removal as herein provided.

        Section 5. Annual Meetings. The annual meeting of each newly elected board of directors shall be held without other notice than this by-law immediately after, and at the same place as, the annual meeting of stockholders.

        Section 6. Other Meetings and Notice. Regular meetings, other than the annual meeting, of the board of directors may be held without notice at such time and at such place as shall from time to time be determined by resolution of the board. Special meetings of the board of directors may be called by or at the request of the president on at least 24 hours notice to each director, either personally, by telephone, by mail or by telegraph; special meetings shall be called by the president or the secretary in like manner and on like notice on written request of two (2) directors unless the board consists of only one (1) director at such time.

        Section 7. Quorum, Required Vote and Adjournment.

               (a) A majority of the total number of directors shall constitute a quorum for the transaction of business. Except as otherwise set forth in clause (b), the vote of a majority of directors present at a meeting at which a quorum is present shall be the act of the board of directors. If a quorum shall not be present at any meeting of the board of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

               (b) The affirmative vote of at least 66 2/3% of the directors then in office shall be required to adopt a resolution necessary to:

                          (i) amend, alter or repeal any provisions of the
certificate of incorporation or by-laws of the corporation;

                          (ii) sell, lease or convey all or substantially all of
the property or business of the corporation or permit any Subsidiary to sell, lease or convey all or substantially all of the property or business of such Subsidiary (other than to the corporation or another Subsidiary in a consolidation or merger in which the corporation is the surviving person) or permit any Subsidiary to consolidate or merge with any other corporation (other than the corporation or a Subsidiary in a consolidation or merger in which the corporation or such Subsidiary is the surviving person), or voluntarily liquidate, dissolve or wind up the corporation;

                          (iii) issue or sell, or agree to issue or sell, or
permit any Subsidiary to issue or sell, its capital stock or any securities consisting of or containing any options or rights to acquire any shares of capital stock or any securities convertible or exchangeable or exercisable for any of its capital stock, other than any issuance of capital stock (A) pursuant to any stock split or dividend effected by the corporation on a pro-rata basis to all stockholders,
(B) pursuant to a dividend on shares of Common Stock that is paid in shares of capital stock of the corporation on a pro-rata basis to all stockholders or (C) upon the exercise of rights or options under the 1993 Option Plan.

                          (iv) enter into any stock option plan, other than the
1993 Stock Option Plan dated as of September 25, 1993 or amend any stock option plan to increase the number of shares issuable thereunder; or

                          (v) acquire the business or assets of, or enter into
any joint venture or partnership with, any Person (except the corporation may acquire the business or assets of, or enter into any joint venture or partnership with, any Subsidiary) or permit any Subsidiary to acquire the business or assets of, or enter into any joint venture or partnership with, any Person (except any Subsidiary may acquire the business or assets of any other Subsidiary or enter into any joint venture or partnership with the Corporation or any other Subsidiary) if the aggregate amount of all expenditures incurred by the corporation (on a consolidated basis) in its then current fiscal year in connection with acquisitions or investments in joint ventures or partnerships would, after giving effect to expenditures to be incurred by the corporation (on a consolidated basis) in such fiscal year in connection with such proposed acquisition or investment in joint venture or partnership, exceed $10 million.

               For purposes of this clause (b), the following terms shall have the following respective meanings:

               "Person" shall mean and include an individual, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

               "Subsidiary" shall mean any corporation, at least a majority of the total combined voting power of all classes of stock having general voting power of which shall, at the time as of which any determination is being made, be owned by the corporation either directly or through one or more Subsidiaries.

        Section 8. Committees. Subject to the voting requirements set forth in
Article III, the board of directors may, by resolution passed by a majority of the whole board, designate one or more committees, each committee to consist of one or more of the directors of the corporation, which to the extent provided in such resolution or these by-laws shall have and may exercise the powers of the board of directors in the management and affairs of the corporation except as otherwise limited by law. The board of directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the board of directors. Each committee shall keep regular minutes of its meetings and report the same to the board of directors when required.

        Section 9. Committee Rules. Each committee of the board of directors may fix its own rules of procedure and shall hold its meetings as provided by such rules, except as may otherwise be provided by a resolution of the board of directors designating such committee. Unless otherwise provided in such a resolution, the presence of at least a majority of the members of the committee shall be necessary to constitute a quorum. In the event that a member and that member's alternate, if alternates are designated by the board of directors as provided in Section 8 of this Article III, of such committee is or are absent or disqualified, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in place of any such absent or disqualified member.

        Section 10. Communications Equipment. Members of the board of directors or any committee thereof may participate in and act at any meeting of such board or committee through the use of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in the meeting pursuant to this section shall constitute presence in person at the meeting.

        Section 11. Waiver of Notice and Presumption of Assent. Any member of the board of directors or any committee thereof who is present at a meeting shall be conclusively presumed to have waived notice of such meeting except when such member attends for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Such member shall be conclusively presumed to have assented to any action taken unless his or her dissent shall be entered in the minutes of the meeting or unless his or her written dissent to such action shall be filed with the person acting as the secretary of the meeting before the adjournment thereof or shall be forwarded by registered mail to the secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to any member who voted in favor of such action.

        Section 12. Action by Written Consent. Unless otherwise restricted by the certificate of incorporation, any action required or permitted to be taken at any meeting of the board of directors, or of any committee thereof, may be taken without a meeting if all members of the board or committee, as the case may be consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the board or committee.

                                   ARTICLE IV

                                    OFFICERS

        Section 1. Number. The officers of the corporation shall be elected by the board of directors and shall consist of a president, one or more vice-presidents, a secretary, a treasurer, and such other offices and assistant officers as may be deemed necessary or desirable by the board of directors. Any number of offices may be held by the same person. In its discretion, the board of directors may choose not to fill any office for any period as it may deem advisable, except that the offices of president and secretary shall be filled as expeditiously as possible.

        Section 2. Election and Term of Office. The officers of the corporation shall be elected annually by the board of directors at its first meeting held after each annual meeting of stockholders or as soon thereafter as conveniently may be. Vacancies may be filled or new offices created and filled at any meeting of the board of directors. Each officer shall hold office until a successor is duly elected and qualified or until his or her earlier death, resignation or removal as hereinafter provided.

        Section 3. Removal. Any officer or agent elected by the board of directors may be removed by the board of directors whenever in its judgment the best interests of the corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

        Section 4. Vacancies. Any vacancy occurring in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the board of directors for the unexpired portion of the term by the board of directors then in office.

        Section 5. Compensation. Compensation of all officers shall be fixed by the board of directors, and no officer shall be prevented from receiving such compensation by virtue of his or her also being a director of the corporation.

        Section 6. The President. The president shall be the chief executive officer of the corporation; shall preside at all meetings of the stockholders and board of directors at which he or she is present; subject to the powers of the board of directors, shall have general charge of the business, affairs and property of the corporation, and control over its officers, agents and employees; and shall see that all orders and resolutions of the board of directors are carried into effect. The president shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the board of directors to some other officer or agent of the corporation. The president shall have such other powers and perform such other duties as may be prescribed by the board of directors or as may be provided in these by-laws.

        Section 7. Vice-Presidents. The vice-president, or if there shall be more than one, the vice-presidents in the order determined by the board of directors, shall, in the absence or disability of the president, act with all of the powers and be subject to all the restrictions of the president. The vice-presidents shall also perform such other duties and have such other powers as the board of directors, the president or these by-laws, from time to time, prescribe.

        Section 8. The Secretary and Assistant Secretaries. The secretary shall attend all meetings of the board of directors, all meetings of the committees thereof and all meetings of the stockholders and record all the proceedings of the meetings in a book or books to be kept for that purpose. Under the president's supervision, the secretary shall give, or cause to be given, all notices required to be given by these by-laws or by law; shall have such powers and perform such duties as the board of directors, the president or these by-laws may, from time to time, prescribe; and shall have custody of the corporate seal of the corporation. The secretary, or an assistant secretary, shall have authority to affix the corporate seal to any instrument requiring it and when so affixed, it may be attested by his or her signature or by the signature of such assistant secretary. The board of directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by his or her signature.

The assistant secretary, or if there be more than one, the assistant secretaries in the order determined by the board of directors, shall, in the absence or disability of the secretary, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the board of directors, the president, or secretary may, from time to time, prescribe.

        Section 9. The Treasurer and Assistant Treasurer. The treasurer shall have the custody of the corporate funds and securities; shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation; shall deposit all monies and other valuable effects in the name and to the credit of the corporation as may be ordered by the board of directors; shall cause the funds of the corporation to be disbursed when such disbursements have been duly authorized, taking proper vouchers for such disbursements; and shall render to the president and the board of directors, at its regular meeting or when the board of directors so requires, an account of the corporation; shall have such powers and perform such duties as the board of directors, the president or these by-laws may, from time to time, prescribe. If required by the board of directors, the treasurer shall give the corporation a bond (which shall be rendered every six years) in such sums and with such surety or sureties as shall be satisfactory to the board of directors for the faithful performance of the duties of the office of treasurer and for the restoration to the corporation, in case of death, resignation, retirement, or removal from office, of all books, papers, vouchers, money, and other property of whatever kind in the possession or under the control of the treasurer belonging to the corporation. The assistant treasurer, or if there shall be more than one, the assistant treasurers in the order determined by the board of directors, shall in the absence or disability of the treasurer, perform the duties and exercise the powers of the treasurer. The assistant treasurers shall perform such other duties and have such other powers as the board of directors, the president or treasurer may, from time to time, prescribe.

        Section 10. Other Officers, Assistant Officers and Agents. Officers, assistant officers and agents, if any, other than those whose duties are provided for in these by-laws, shall have such authority and perform such duties as may from time to time be prescribed by resolution of the board of directors.

        Section 11. Absence or Disability of Officers. In the case of the absence or disability of any officer of the corporation and of any person hereby authorized to act in such officer's place during such officer's absence or disability, the board of directors may by resolution delegate the powers and duties of such officer to any other officer or to any director, or to any other person whom it may select.

                                    ARTICLE V

                INDEMNIFICATION OF OFFICERS, DIRECTORS AND OTHERS

        Section 1. Nature of Indemnity. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer, of the corporation or is or was serving at the request of the corporation as a director, officer, employee, fiduciary, or agent of another corporation or of a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless by the corporation to the fullest extent which it is empowered to do so by the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than said law permitted the corporation to provide prior to such amendment) against all expense, liability and loss (including attorneys' fees actually and reasonably incurred by such person in connection with such proceeding and such indemnification shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in Section 2 hereof, the corporation shall indemnify any such person seeking indemnification in connection with a proceeding initiated by such person only if such proceeding was authorized by the board of directors of the corporation. The right to indemnification conferred in this Article V shall be a contract right and, subject to Sections 2 and 5 hereof, shall include the right to be paid by the corporation the expenses incurred in defending any such proceeding in advance of its final disposition. The corporation may, by action of its board of directors, provide indemnification to employees and agents of the corporation with the same scope and effect as the foregoing indemnification of directors and officers.

        Section 2. Procedure for Indemnification of Directors and Officers. Any indemnification of a director or officer of the corporation under Section 1 of this Article V or advance of expenses under Section 5 of this Article V shall be made promptly, and in any event within thirty (30) days, upon the written request of the director or officer. If a determination by the corporation that the director or officer is entitled to indemnification pursuant to this Article V is required, and the corporation fails to respond within sixty (60) days to a written request for indemnity, the corporation denies a written request for indemnification or advancing of expenses, in whole or in part, of if payment in full pursuant to such request is not made within thirty (30) days, the right to indemnification or advances as granted by this Article V shall be enforceable by the director or officer in any court of competent jurisdiction. Such person's costs and expenses incurred in connection with successfully establishing his or her right to indemnification, in whole or in part, in any such action shall also be indemnified by the corporation. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any, has been tendered to the corporation) that the claimant has not met the standards of conduct which make it permissible under the General Corporation Law of the State of Delaware for the corporation to indemnify the claimant for the amount claimed, but the burden of such defense shall be on the corporation. Neither the failure of the corporation (including its board of directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the General Corporation Law of the State of Delaware, nor an actual determination by the corporation (including its board of directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

        Section 3. Article Not Exclusive. The rights to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article V shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the certificate of incorporation, by-law, agreement, vote of stockholders or disinterested directors or otherwise.

        Section 4. Insurance. The corporation may purchase and maintain insurance on its own behalf and on behalf of any person who is or was a director, officer, employee, fiduciary, or agent of the corporation or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, whether or not the corporation would have the power to indemnify such person against such liability under this Article V.

        Section 5. Expenses. Expenses incurred by any person described in
Section 1 of this Article V in defending a proceeding shall be paid by the corporation in advance of such proceeding's final disposition upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

        Section 6. Employees and Agents. Persons who are not covered by the foregoing provisions of this Article V and who are or were employees or agents of the corporation, or who are or were serving at the request of the corporation as employees or agents of another corporation, partnership, joint venture, trust or other enterprise, may be indemnified to the extent authorized at any time or from time to time by the board of directors.

        Section 7. Contract Rights. The provisions of this Article V shall be deemed to be a contract right between the corporation and each director or officer who serves in any such capacity at any time while this Article V and the relevant provisions of the General Corporation Law of the State of Delaware or other applicable law are in effect, and any repeal or modification of this
Article V or any such law shall not affect any rights or obligations then existing with respect to any state of facts or proceeding then existing.

        Section 8. Merger or Consolidation. For purposes of this Article V, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this Article V with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued.

                                   ARTICLE VI

                              CERTIFICATES OF STOCK

        Section 1. Form. Every holder of stock in the corporation shall be entitled to have a certificate, signed by, or in the name of the corporation by the president or a vice-president and the secretary or an assistant secretary of the corporation, certifying the number of shares owned by such holder in the corporation. If such a certificate is countersigned (1) by a transfer agent or an assistant transfer agent other than the corporation or its employee or (2) by a registrar, other than the corporation or its employee, the signature of any such president, vice-president, secretary or assistant secretary may be facsimiles. In case any officer or officers who have signed, or whose facsimile signature or signatures have been used on, any such certificate or certificates shall cease to be such officer or officers of the corporation whether because of death, resignation or otherwise before such certificate or certificates have been delivered by the corporation, such certificate or certificates may nevertheless be issued and delivered as though the person or persons who signed such certificate of certificates or whose facsimile signature or signatures have been used thereon had not ceased to be such officer or officers of the corporation. All certificates for shares shall be consecutively numbered or otherwise identified. The name of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the books of the corporation. Shares of stock of the corporation shall only be transferred on the books of the corporation by the holder of record thereof or by such holder's attorney duly authorized in writing, upon surrender to the corporation of the certificate or certificates for such shares endorsed by the appropriate person or persons, with such evidence of the authenticity of such endorsement, transfer, authorization, and other matters as the corporation may reasonably require, and accompanied by all necessary stock transfer stamps. In that event, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate or certificates, and record the transaction on its books. The board of directors may appoint a bank or trust company organized under the laws of the United States or any state thereof to act as its transfer agent or registrar, or both in connection with the transfer of any class or series of securities of the corporation.

        Section 2. Lost Certificate. The board of directors may direct a new certificate or certificates to be issued in place of any certificate or certificates previously issued by the corporation alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen, or destroyed. When authorizing such issue of a new certificate or certificates, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen, or destroyed certificate or certificates, or his or her legal representative, to give the corporation a bond sufficient to indemnify the corporation against any claim that may be made against the corporation on account of the loss, theft or destruction of any such certificate or the issuance of such new certificate.

        Section 3. Fixing a Record Date for Stockholder Meetings. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors, and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If no record date is fixed by the board of directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be the close of business on the next day preceding the day on which notice is given, or if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjournment meeting.

        Section 4. Fixing a Record Date for Other Purposes. In order that the corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment or any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purposes of any other lawful action, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to written action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating thereto.

        Section 5. Registered Stockholders. Prior to the surrender to the corporation of the certificate or certificates for a share or shares of stock with a request to record the transfer of such share or shares, the corporation may treat the registered owner as the person entitled to receive dividends, to vote, to receive notifications, and otherwise to exercise all the rights and powers of an owner.

        Section 6. Subscriptions for Stock. Unless otherwise provided for in the subscription agreement, subscriptions for shares all be paid in full at such time, or in such installments and at such times, as shall be determined by the board of directors. Any call made by the board of directors for payment on subscriptions shall be uniform as to all shares of the same class or as to all shares of the same series. In case of default in the payment of any installment or call when such payment is due, the corporation may proceed to collect the amount due in the same manner as any debt due the corporation.

                                   ARTICLE VII

                               GENERAL PROVISIONS

        Section 1. Dividends. Dividends upon the capital stock of the corporation, subject to the provisions of the certificate of incorporation, if any, may be declared by the board of directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the certificate of incorporation. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or any other purpose and the directors may modify or abolish any such reserve in the manner in which it was created.

        Section 2. Checks, Drafts or Orders. All checks, drafts, or other orders for the payment of money by or to the corporation and all notes and other evidences of indebtedness issued in the name of the corporation shall be signed by such officer or officers, agent or agents of the corporation, and in such manner, as shall be determined by resolution of the board of directors or a duly authorized committee thereof.

        Section 3. Contracts. The board of directors may authorize any officer or officers, or any agent or agents, of the corporation to enter into any contract or to execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

        Section 4. Loans. The corporation may lend money to, or guarantee any obligation of, or otherwise assist any officer or other employee of the corporation or of its subsidiary, including any officer or employee who is a director of the corporation or its subsidiary, whenever, in the judgment of the directors, such loan, guaranty or assistance may reasonably be expected to benefit the corporation. The loan, guaranty or other assistance may be with or without interest, and may be unsecured, or secured in such manner as the board of directors shall approve, including, without limitation, a pledge of shares of stock of the corporation. Nothing in this section contained shall be deemed to deny, limit or restrict the powers of guaranty or warranty of the corporation at common law or under any statute. No loans shall be made or contracted on behalf of the corporation and no evidences of indebtedness shall be issued in its name unless authorized by resolution of the board of directors. Such authority may be general or confined to specific instances.

        Section 5. Fiscal Year. The fiscal year of the corporation shall be fixed by resolution of the board of directors.

        Section 6. Voting Securities Owned By Corporation. Voting securities in any other corporation held by the corporation shall be voted by the president or the secretary, unless the board of directors specifically confers authority to vote with respect there to, which authority may be general or confined to specific instances, upon some other person or officer. Any person authorized to vote securities shall have the power to appoint proxies, with general power of substitution.

        Section 7. Inspection of Books and Records. Any stockholder of record, in person or by attorney or other agent, shall, upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose the corporation's stock ledger, a list of its stockholders, and its other books and records, and to make copies or extracts therefrom. A proper purpose shall mean any purpose reasonably related to such person's interest as a stockholder. In every instance where an attorney or other agent shall be the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing which authorizes the attorney or other agent to so act on behalf of the stockholder. The demand under oath shall be directed to the corporation at its registered office in the State of Delaware or at its principal place of business.

        Section 8. Section Headings. Section headings in these by-laws are for convenience of reference only and shall not be given any substantive effect in limiting or otherwise construing any provision herein.

        Section 9. Inconsistent Provisions. In the event that any provision of these by-laws is or becomes inconsistent with any provision of the certificate of incorporation, the General Corporation Law of the State of Delaware or any other applicable law, the provision of these by-laws shall not be given any effect to the extent of such inconsistency but shall otherwise be given full force and effect.

                                  ARTICLE VIII

                                   AMENDMENTS

        Except as set forth in the next sentence, these by-laws may be amended, altered, or repealed and new by-laws adopted at any meeting of the board of directors by a majority vote. The provisions set forth in Article III, Section 2, Article III, Section 7(b) and this Article VIII may only be amended, altered or repealed upon the affirmative of at least 66 2/3% of the directors then in office. The fact that the power to adopt, amend, alter, or repeal the by-laws has been conferred upon the board of directors shall not divest the stockholders of the same powers.